UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 9, 2020

LANDS' END, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-09769	36-2512786
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Lands’ End Lane Dodgeville, Wisconsin	53595
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (608) 935-9341

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	LE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

Debt Arrangements

On September 9, 2020, Lands’ End, Inc. (the “Company”) entered into a term loan credit agreement  by and among  the Company, Fortress Credit Corp., as Administrative Agent and Collateral Agent and the other lender parties thereto (the “Term Loan Credit Agreement”) which provides a term loan facility of $275 million (the “New Term Loan Facility”), the proceeds of which were used, along with borrowings of $125 million under the Company’s ABL Credit Agreement, by and among the Company and the other parties thereto, dated as of November 16, 2017, as amended to date (the “ABL Credit Agreement”) to (i) repay all the indebtedness under the Term Loan Credit Agreement, dated as of April 4, 2014, by and among the Company, the financial institutions party thereto as lenders and Bank of America, N.A. as administrative agent and collateral agent (the “Old Term Loan Facility”), and (ii) pay fees and expenses in connection with the financing.

In addition, on September 9, 2020, upon the repayment of all indebtedness under the Old Term Loan Facility, the Second Amendment to the ABL Credit Agreement, by and among Wells Fargo Bank, National Association (as Agent, L/C Issuer and Swing Line Lender) and each of the Company’s existing lenders under the ABL Credit Agreement, dated August 12, 2020, became effective.

Maturity; Amortization and Prepayments

The New Term Loan Facility will mature on September 9, 2025, will amortize at a rate equal to 1.25% per quarter, and is subject to mandatory prepayments in an amount equal to a percentage of the borrower’s excess cash flows in each fiscal year, ranging from 0% to 75% depending on the Company’s total leverage ratio, and with the proceeds of certain asset sales, casualty events and extraordinary receipts.  The loan may not be voluntarily prepaid during the first two years of its term.  A prepayment premium is applicable to voluntary prepayments and certain mandatory prepayments made prior to the fourth anniversary of the closing date of the New Term Loan Facility.

Guarantees; Security

Pursuant to a Guaranty and Security Agreement, dated September 9, 2020, by the Company and the other grantors party thereto, and Fortress Credit Corp., as Agent (the “Guaranty and Security Agreement”), all obligations under the New Term Loan Facility are unconditionally guaranteed by the Company and, subject to certain exceptions, each of its existing and future direct and indirect subsidiaries. The New Term Loan Facility is secured by a first priority security interest in certain property and assets of the borrowers and guarantors, including certain fixed assets such as real estate, stock of the subsidiaries and intellectual property, in each case, subject to certain exceptions. The New Term Loan Facility is also secured by a second priority security interest in certain working capital of the borrowers and guarantors consisting primarily of accounts receivable and inventory, with certain exceptions.

Interest; Fees

The interest rates per annum applicable to the loans under the New Term Loan Facility are based on a fluctuating rate of interest measured by reference to, at the borrower’s election, either (1) an adjusted London inter-bank offered rate (“LIBOR”) (with a minimum rate of 1%) plus 9.75%, or (2) an alternative base rate plus 8.75%.

An upfront fee equal to 3.00% of the principal amount of the New Term Loan Facility was paid upon funding of the New Term Loan Facility.  Customary agency fees are payable annually.

Representations and Warranties; Covenants

The New Term Loan Facility contains various representations and warranties and restrictive covenants that, among other things and subject to specified exceptions, restrict the Company and its subsidiaries’ ability to incur indebtedness (including guarantees), grant liens, make investments, make dividends or distributions with respect to capital stock, make prepayments on other indebtedness, engage in mergers or change the nature of their business.

The New Term Loan Facility is subject to certain financial covenants, including a quarterly maximum total leverage ratio test, a weekly minimum liquidity test and an annual maximum capital expenditure amount.

The New Term Loan Facility contains certain affirmative covenants, including reporting requirements such as delivery of financial statements, certificates and notices of certain events, maintaining insurance, and providing additional guarantees and collateral in certain circumstances.

Events of Default

The New Term Loan Facility includes customary events of default including non-payment of principal, interest or fees, violation of covenants, inaccuracy of representations or warranties, cross default to certain other material indebtedness, bankruptcy and insolvency events, invalidity or impairment of guarantees or security interests, material judgments and change of control.

The foregoing description of the New Term Loan Facility is only a summary of the material terms thereof, does not purport to be complete and is qualified in its entirety by reference to the Term Loan Credit Agreement and the Guaranty and Security Agreement, filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
Exhibit Number	Exhibit Description
4.1	Term Loan Credit Agreement, dated September 9, 2020, among Lands’ End, Inc., as the Borrower, Fortress Credit Corp., as Administrative Agent and Collateral Agent, and the lenders party thereto
4.2	Guaranty and Security Agreement, dated September 9, 2020, by Lands’ End, Inc., as the Borrower, and the other grantors party thereto and Fortress Credit Corp., as Agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDS' END, INC.

Date: September 14, 2020	By: /s/ Peter L. Gray
Name: Peter L. Gray
Title: Executive Vice President, Chief
Administrative Officer and General Counsel